UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On March 6, 2012, CAM Ohio Real Estate LLC, a wholly owned subsidiary of Rhino Resource Partners LP (“Rhino”), entered into a lease agreement with Chesapeake Exploration LLC (“Chesapeake”), leasing approximately 1,500 acres in the Utica Shale region in Harrison County Ohio to Chesapeake for the purpose of drilling, operating for, and producing oil, natural gas or other hydrocarbons.  The initial lease term is for a period of five years, with an extension option for an additional three year period.

As part of the lease agreement, Chesapeake agreed to pay Rhino’s subsidiary a lease bonus equal to $6,000 per acre, of which $500,000 was paid at the signing of the lease.  The remainder of the lease bonus payment must be paid by Chesapeake within 90 days after the signing date.  In addition, Chesapeake must pay Rhino’s subsidiary a 20% royalty based upon the gross proceeds received from the sale of oil and/or natural gas recovered from the leased property.

The foregoing description of the lease agreement is qualified in its entirety by reference to the copy of the lease agreement filed as Exhibit 2.1 to this report and incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Lease Agreement, dated March 6, 2012, by and among CAM Ohio Real Estate LLC and Chesapeake Exploration LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: March 12, 2012
	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Lease Agreement, dated March 6, 2012, by and among CAM Ohio Real Estate LLC and Chesapeake Exploration LLC